UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A Amendment No. 2 amends the Current Report on Form 8-K/A Amendment No. 1 filed by Transcend Services, Inc. on November 6, 2009.

Exhibit 99.2 is amended to correct footnote 12 of the report. Specifically, the quarterly distribution of operating expenses has been adjusted with no change in total operating expense for the fiscal years ended March 31, 2009 or 2008.

Exhibit 99.3 is amended to include the comparative interim financial statements as of and for the three month period ended June 30, 2008.

Exhibit 99.4 is amended to reflect the adjustments made to the MDSI quarterly data in the Pro Forma Statement of Operations for the six months ended June 30, 2009. In addition, all Pro Forma Statements have been adjusted to reflect the following related to the purchase of MDSI: (a) $270,000 increase in the purchase price; (b) $300,000 increase in the value of intangibles; and (c) $111,000 increase in the deferred tax liability.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

On August 31, 2009 Transcend purchased from Dorothy K. Fitzgerald, all issued and outstanding shares of common stock of Medical Dictation Services, Inc. (“MDSI”). MDSI operated on a fiscal year ending March 31.

The required audited annual financial statements of MDSI as of and for the periods ending March 31, 2008 and 2009 are filed as Exhibit 99.2.

The required unaudited interim financial statements as of June 30, 2009 and for the periods ending June 30, 2009 and 2008 are filed as Exhibit 99.3.

(b)	Pro Forma Financial Information.

The required unaudited pro forma condensed balance sheet as of December 31, 2008, unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008, and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 are filed as Exhibit 99.4.

(d)	Exhibits

Exhibit No.	Description
10.1*	Loan and Security Agreement by and between TRANSCEND SERVICES, INC. and MEDICAL DICTATION SERVICES, INC. each individually and collectively as the “Borrower” and REGIONS BANK as the “Lender” dated August 31, 2009.

10.2*	$2.0 million Promissory Note dated August 31, 2009 issued by TRANSCEND SERVICES, INC. to Dorothy K. Fitzgerald

23.1	Consent of Independent Public Accounting Firm

99.1*	Press release of Transcend Services, Inc. dated September 1, 2009.

99.2	MDSI audited annual financial statements as of March 31, 2008 and 2009 and for the years then ended, and the notes related thereto.

99.3	MDSI unaudited interim financial statements as of June 30, 2009 and for the periods ending June 30, 2009 and 2008, and the notes related thereto.

99.4	Unaudited pro forma Consolidated Balance Sheet as of December 31, 2008, unaudited pro forma Consolidated Statement of Operations for the year ended December 31, 2008, and unaudited pro forma Consolidated Statement of Operations for the six months ended June 30, 2009 and the notes related thereto.

*	Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on September 3, 2009.

The representations, warranties and covenants contained in the agreements identified above as exhibits were made only for the purposes of those agreements, are between and among the parties to them, as of specific dates, and are solely for the benefit of those parties. The agreements may be subject to contractual limitations agreed to by the parties as well as standards of materiality that differ from those generally applicable to investors, and may reflect an allocation of risk. Various provisions may be interpreted differently by the parties, and may be waived or modified. While the agreements constitute public disclosure under the federal securities laws, when reading representations, warranties and covenants in those agreements, investors should consider the foregoing, as well as information provided by us in this filing and in our other filings, and should not rely solely upon such agreements as characterizations of an actual state of facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 2, 2009	/S/ LANCE CORNELL
Lance Cornell
Chief Financial Officer (Principal Financial Officer)

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